Exhibit 5.1

April 21, 2017

Lennar Corporation

700 N.W. 107th Avenue

Miami, FL 33172

Re: Offering of 4.500% Senior Notes due 2024

Ladies and Gentlemen:

We have acted as counsel to Lennar Corporation (the “Company”), a Delaware corporation, and the subsidiary guarantors (the “Subsidiary Guarantors”) named on Schedule II to the Underwriting Agreement (as defined below), in connection with the issuance and sale by the Company of $650,000,000 of the Company’s 4.500% Senior Notes due 2024 (the “Notes”) pursuant to that certain Underwriting Agreement, dated April 19, 2017 by and among Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., RBC Capital Markets, LLC, Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the underwriters named on Schedule I to the Underwriting Agreement, the Company and the Subsidiary Guarantors (the “Underwriting Agreement”). The Notes will be issued under an Indenture, dated as of December 31, 1997, as supplemented by the Fourteenth Supplemental Indenture, to be dated as of April 28, 2017 (as supplemented, the “Indenture”), by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon, as trustee, and will be guaranteed by guarantees of the Subsidiary Guarantors (the “Guarantees”).

The Notes are being offered pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being delivered in connection with (i) that certain Registration Statement on Form S-3 (File No. 333-199159), as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2014, which Registration Statement became automatically effective upon filing (the “Registration Statement”), and (ii) a Prospectus Supplement, dated April 19, 2017 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424 under the Securities Act, which supplements the prospectus contained in the Registration Statement.

We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) the Indenture, (iii) certified copies of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, (iv) the Underwriting Agreement, (v) the form of global certificate evidencing the Notes, (vi) the form of notation of the Guarantees and (vii) such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed.

Lennar Corporation

April 21, 2017

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due organization, valid existence and good standing of all parties (other than the Company) under all applicable laws; (iv) the legal right and power of all parties (other than the Company) under all applicable laws and regulations to enter into, execute and deliver such documents, agreements and instruments; (v) the due authorization of all documents, agreements and instruments (including the Indenture) by all parties thereto (other than the Company) and the binding effect of such documents, agreements and instruments on all parties (other than (a) the Company and (b) for purposes of the opinions set forth in paragraphs 1 and 3 with respect to enforceability against the Subsidiary Guarantors of the Indenture and the Guarantees under the laws of the State of New York, the Subsidiary Guarantors); (vi) that all consents, approvals and authorizations by any governmental authority required to be obtained by all parties (other than the Company) have been obtained by such parties; and (vii) the capacity of natural persons.

A. Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1. The Indenture will constitute the valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with the terms thereof.

2. The Notes, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof, entitled to the benefits of the Indenture.

3. The Guarantees, when duly endorsed, will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with the terms thereof, entitled to the benefits of the Indenture.

B. The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1. The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing) and the Federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

Lennar Corporation

April 21, 2017

2. The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

3. The opinions in paragraphs 1 and 3 are further qualified by the following assumptions with respect to the Subsidiary Guarantors: (a) the valid existence and good standing of such entities under applicable state laws, (b) that such entities have the corporate, partnership, limited liability company or other power and authority to own their property and carry on their business as now being conducted and to execute, deliver and perform all of their obligations under the Indenture and the Guarantees and to consummate the transactions contemplated thereby and to be consummated on their part and (c) the due authorization, execution and delivery by such entities of the Indenture and the Guarantees.

4. This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP